Exhibit 99.1

Guardian Pharmacy Services Reports First Quarter 2026 Financial Results; Updates Full-Year Guidance

ATLANTA, May 6, 2026 – Guardian Pharmacy Services, Inc. (NYSE: GRDN), one of the nation’s leading long-term care (“LTC”) pharmacy services companies, announced today its financial results for the first quarter ended March 31, 2026. The Company also updated its full-year guidance.

First Quarter Financial Results

•	Revenue of $336.6 million, up 2% year-over-year.

•	Residents served ended the quarter at approximately 207,000, up 10% year-over-year.

•	Net Income of $13.5 million, compared to $9.3 million in the prior-year period.

•	Adjusted EBITDA of $29.8 million, compared to $23.4 million in the prior-year period.

•	Diluted EPS of $0.21 for the quarter, with Adjusted EPS of $0.29.[1]

•	Cash and cash equivalents totaled $64.9 million at quarter-end, with no long-term debt outstanding under our credit facility.

CEO Commentary

“Our first quarter results reflect a strong start to the year and, importantly, a successful transition into a fundamentally new operating environment. While the Inflation Reduction Act (the “IRA”) introduced significant pricing resets on certain branded medications that we dispense, we were able to offset the profitability impact, enabling us to maintain margin stability and deliver double-digit Adjusted EBITDA growth. Just as importantly, the underlying fundamentals of the business remain solid, with 10% growth in residents served and prescription volumes,” said Fred P. Burke, President & CEO.

Burke continued, “As the industry adapts to the broader effects of the IRA, we believe our scale, local operating model, and financial strength position us well to navigate ongoing changes and continue delivering consistent service to residents and our facility partners.”

FY 2026 Outlook – Updating Guidance

The updated guidance reflects the pass through of $3 million in discrete benefits, primarily related to a manufacturer inventory credit associated with the IRA, and favorable payor dynamics. The guidance below excludes future acquisitions.

	Updated Guidance	Previous Guidance

Revenue	$1.40 billion - $1.42 billion	$1.40 billion - $1.42 billion

Adjusted EBITDA	$123 million - $127 million	$120 million - $124 million

[1]	Diluted EPS and Adjusted EPS include dilutive shares related to restricted stock units. See reconciliation of Adjusted EPS to Diluted EPS, the most directly comparable GAAP measure, below.

Capital Markets

In March 2026, Guardian completed a non-dilutive, upsized secondary offering of 6.9 million shares of Guardian’s Class A common stock (including the full exercise of the underwriters’ option). This transaction significantly increased our public float, enhanced trading liquidity, and expanded our institutional investor base. Guardian did not retain any proceeds, and there was no change to the total number of shares of Class A common stock outstanding.

As we fully utilized the capacity under our prior shelf registration statement, today we filed a new shelf registration statement to maintain flexibility to undertake additional offerings in the future. At this time, we do not have any current plans to utilize the shelf.

Conference Call Details

Guardian will host a conference call to discuss these results today at 4:30 pm ET. The call can be accessed live by dialing +1 (833) 461-5787 for participants located in the United States and Canada, or +1 (585) 542-9983 for international participants, and referencing conference ID “621845633.” A webcast replay will be available shortly after the call’s completion at https://investors.guardianpharmacy.com

About Guardian Pharmacy Services

Guardian Pharmacy Services is one of the nation’s leading long-term care pharmacy services companies. Through its locally-based business model, Guardian partners with long-term care facilities (“LTCFs”) to deliver medications and a comprehensive suite of technology-enabled services designed to enhance care and improve adherence to drug regimens, helping to reduce the cost of care and improve clinical outcomes. With a growing network of more than 61 licensed pharmacies, 54 of which are full-service, Guardian is dedicated to providing exceptional service to approximately 207,000 residents (as of March 31, 2026).

Investor Contact: Ashley Stockton, Vice President, Investor Relations IR@guardianpharmacy.net

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, many of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical and health care services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; the impact of a national emergency, public health crisis, global pandemic or outbreak of infectious disease on our employees and business and on our supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by capping the prices for certain drugs and limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare and other applicable laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security and integrity of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; the impact of supply chain and other manufacturing disruptions or trade policies related to the pharmaceuticals we dispense; the sufficiency of our sources of liquidity and financial resources to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; and the misuse or off-label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, which report is publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings. Copies of our reports are available on our website at no expense at investors.guardianpharmacy.com and through the SEC’s website at www.sec.gov.

Use of Non-GAAP Financial Measures

To supplement the results presented in our consolidated financial statements in accordance with GAAP, we also present Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, which are financial measures not based on any standardized methodology prescribed by GAAP.

We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation expense, certain legal and regulatory items, financing-related and other activities, and payor-reimbursement matters.

We define Adjusted Net Income as net income attributable to Guardian Pharmacy Services, Inc. before share-based compensation expense, certain legal and other regulatory items, financing-related and other activities, payor-reimbursement matters, amortization expense associated with acquisition-related intangible assets, and the income tax impact of the adjustments.

We define Adjusted EPS as Adjusted Net Income divided by the total weighted average of diluted shares for Class A common stock and Class B common stock.

Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not have a definition under GAAP, and our definition of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS may not be the same as, or comparable to, similarly titled measures used by other companies.

We use Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.

There are a number of limitations related to the use of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS rather than the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;

•

Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS do not consider the impact of share-based compensation; and

•

Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS exclude the impact of certain legal and regulatory items, and payor-reimbursement matters which can affect our current and future cash requirements.

Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS alongside other financial measures, including net income, diluted EPS, and our other financial results presented in accordance with GAAP.

A reconciliation of Adjusted EBITDA to net income and of Adjusted Net Income to Net Income Attributable to Guardian Pharmacy Services, Inc., the most directly comparable GAAP financial measures, are set forth below.

Guardian has not provided a quantitative reconciliation of forecasted adjusted EBITDA, which is a non-GAAP financial measure, to forecasted net income within this release because Guardian is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence due to the variability and complexity of such items. These items include, but are not limited to, income taxes and share-based compensation. These items, which could materially affect the computation of forecasted net income, are inherently uncertain and depend on various factors that are not estimable at this time.

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share amounts)	December 31, 2025	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$65,619	$64,893
Accounts receivable, net	101,614	111,704
Inventories	43,359	47,159
Other current assets	11,042	11,428

Total current assets	221,634	235,184

Property and equipment, net	55,522	56,620
Intangible assets, net	18,475	17,482
Goodwill	79,743	79,743
Operating lease right-of-use assets	34,649	34,268
Deferred tax assets	2,199	2,199
Other assets	436	1,445

Total assets	$412,658	$426,941

Liabilities and equity
Current liabilities:
Accounts payable	$116,206	$108,552
Accrued compensation	15,048	12,790
Operating leases, current portion	7,150	7,220
Other current liabilities	22,299	31,981

Total current liabilities	160,703	160,543

Operating leases, net of current portion	29,992	29,665
Other liabilities	4,039	4,309

Total liabilities	$194,734	$194,517

Commitments and contingencies (see Note 5)

Equity:
Class A common stock - 700,000,000 shares authorized, par value $0.001; 36,253,744 and 49,781,181 shares issued and outstanding as of December 31, 2025 and March 31, 2026, respectively	36	50
Class B common stock - 100,000,000 shares authorized, par value $0.001; 27,066,890 and 13,539,453 shares issued and outstanding as of December 31, 2025 and March 31, 2026, respectively	27	13
Additional paid-in capital	139,353	141,190
Retained earnings	66,343	79,638
Non-controlling interests	12,165	11,533

Total equity	217,924	232,424

Total liabilities and equity	$412,658	$426,941

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2025	2026
Revenues	$329,308	$336,595
Cost of goods sold	264,959	260,286

Gross profit	64,349	76,309

Selling, general, and administrative expenses	51,344	58,634

Operating income	13,005	17,675

Other expenses (income):
Interest expense	170	154
Other expense (income), net	(271)	(772)

Total other expenses (income)	(101)	(618)

Income before income taxes	13,106	18,293
Provision for income taxes	3,833	4,749

Net income	9,273	13,544

Less net income (loss) attributable to non-controlling interests	(175)	249

Net income attributable to Guardian Pharmacy Services, Inc.	$9,448	$13,295

Net income per share of Class A and Class B common stock
Basic	$0.15	$0.21
Diluted	$0.15	$0.21
Weighted-average Class A and Class B common shares outstanding
Basic	62,043	63,321
Diluted	62,914	63,692

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2025	2026
Operating activities
Net income	$9,273	$13,544
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,267	5,976
Share-based compensation expense	3,968	1,861
Provision for losses on accounts receivable	896	1,062
Other	(141)	(79)
Changes in operating assets and liabilities:
Accounts receivable	(1,007)	(11,129)
Inventories	(2,881)	(3,800)
Other current assets	(1,588)	(1,394)
Accounts payable	1,874	(7,797)
Accrued compensation	(3,953)	(2,258)
Other operating liabilities	5,842	10,076

Net cash provided by operating activities	17,550	6,062

Investing activities
Purchases of property and equipment	(5,805)	(5,019)
Proceeds from disposition of equipment	—	269
Other	260	—

Net cash used in investing activities	(5,545)	(4,750)

Financing activities
Proceeds from equity offering, net of underwriter fees	—	30,276
Repurchase of outstanding Class A common stock	—	(30,276)
Payments of equity offering costs	(1,534)	—
Principal payments on finance lease obligations	(1,132)	(1,117)
Contributions from non-controlling interests	135	79
Distributions to non-controlling interests	(135)	(960)
Other	—	(40)

Net cash used in financing activities	(2,666)	(2,038)

Net change in cash and cash equivalents	9,339	(726)
Cash and cash equivalents, beginning of period	4,660	65,619

Cash and cash equivalents, end of period	$13,999	$64,893

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$175	$150

Cash paid during the year for income taxes	$57	$2,381

Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment through finance leases	$1,591	$1,187

GUARDIAN PHARMACY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA AND ADJUSTED EPS TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2026
Net income	$9,273	$13,544
Add:
Interest expense (income), net	(2)	(416)
Depreciation and amortization	5,267	5,976
Provision for income taxes	3,833	4,749

EBITDA	$18,371	$23,853

Share-based compensation (1)	3,968	1,861
Certain legal & other regulatory matters (2)	28	(71)
Financing-related and other activities (3)	798	841
Payor-reimbursement matters (4)	268	3,274

Adjusted EBITDA	$23,433	$29,758

Net income as a percentage of revenue	2.8%	4.0%

Adjusted EBITDA as a percentage of revenue	7.1%	8.8%

Net Income attributable to Guardian Pharmacy Services, Inc.	$9,448	$13,295
Share-based compensation (1)	3,968	1,861
Certain legal & other regulatory matters (2)	28	(71)
Financing-related and other activities (3)	798	841
Payor-reimbursement matters (4)	268	3,274
Acquisition-related intangible asset amortization (5)	835	992
Income tax impact of adjustments (6)	(1,722)	(1,790)

Adjusted net income	$13,623	$18,402

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income per share	62,914	63,692
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per share	62,914	63,692

Diluted EPS	$0.15	$0.21
Adjusted EPS	$0.22	$0.29

(1)	Share-based compensation expense for the three months ended March 31, 2026 relates to equity-classified awards.
(2)

Represents non-recurring attorney’s fees, settlement costs and other expenses, and insurance reimbursements related to settlements, associated with certain legal proceedings. The Company excludes such charges and reimbursements, recorded as selling, general, and administrative expenses, when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)

Represents non-recurring costs associated with various financing-related activities included in the three months ended March 31, 2025 and 2026, and costs to transition to a public company included in the three months ended March 31, 2025.

(4)

Represents non-recurring legal expenses, recorded as selling, general and administrative expenses, associated with payor reimbursement matters. On April 21, 2026, the Company executed a mutual release and settlement agreement related to a payor-reimbursement matter. As part of the settlement, the Company received an $8.5 million cash payment, which is not included in results of operations for the three months ended March 31, 2026.

(5)	Represents amortization expense associated with the acquisition-related intangible assets, such as customer lists and trademarks.
(6)	Represents the income tax impact of non-GAAP adjustments, calculated using the estimated tax rate for the respective non-GAAP adjustment.